SECRETARY OF STATE



STATE OF NEVADA

CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **GOLDRANGE RESOURCES, INC.**, did on **November 29, 2004** file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Carson City, Nevada, on November 29, 2004.



Dean Heller

DEAN HELLER
Secretary of State

By [signature]

Certification Clerk

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

C
FILED # 31758-04

NOV 2 9 2004

IN THE OFFICE OF
DEAN HELLER, SECRETARY OF STATE

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	GOLDRANGE RESOURCES, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada (Name) 615 Saddle Rider Court (Street Address), Henderson (City), NEVADA 89015 (Zip Code) Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 50,000,000 Par value: $ .001 Number of shares without par value:
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Steve Bajic (Name) 1080 Howe Street, Suite 705 (Street Address), Vancouver (City), B.C. (State), V6Z2T1 (Zip Code) CANADA 2. Name / Street Address / City / State / Zip Code 3. Name / Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Caroline Quigley (Name) [signature] (Signature) 26C Trolley Square (Address), Wilmington (City), DE (State), 19806 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] for Inc. Plan of Nevada Authorized Signature of R. A. or On Behalf of R. A. Company 11/16/2004 (Date)

This form must be accompanied by appropriate fees. See attached fee schedule.

DUPLICATE

BRITISH COLUMBIA Ministry of Finance Corporate and Personal Property Registries

Number: A0064131

CERTIFICATE OF REGISTRATION

BUSINESS CORPORATIONS ACT

I Hereby Certify that GOLDRANGE RESOURCES, INC. has been registered as an extraprovincial company under the Business Corporations Act on January 18, 2005, at 09:43 AM Pacific Time.

Issued under my hand at Victoria, British Columbia
On January 18, 2005

JOHN S. POWELL
Registrar of Companies
Province of British Columbia
Canada